As filed with the Securities and Exchange Commission on February 19, 2009
Registration No.  333-149086

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation or organization)	74-1648137 (I.R.S. Employer Identification No.)

1390 Enclave Parkway
Houston, Texas  77077-2099
(281) 584-1390
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Nichols
Senior Vice President, General Counsel and Corporate Secretary
1390 Enclave Parkway
Houston, Texas  77077-2099
(281) 584-1390
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
B. Joseph Alley, Jr., Esq.
Arnall Golden Gregory LLP
171 17th St., NW
Suite 2100
Atlanta, Georgia 30309-3450
(404) 873-8500

Approximate Date of Commencement of Proposed Sale To The Public:  Sysco Corporation is amending this registration statement to deregister $250,000,000 of debt securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ X ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

DEREGISTRATION OF UNSOLD SECURITIES
________________

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-149086, (the “Registration Statement”), of Sysco Corporation (the “Company”), which was filed with the Securities and Exchange Commission on February 6, 2008.  Pursuant to the Registration Statement, the Company could offer and issue from time to time one or more series of debt securities with an aggregate initial offering price not to exceed $1,000,000,000, or the equivalent amount in foreign currency or units.

The offering pursuant to the Registration Statement has been terminated.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration $250,000,000 of the debt securities registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 19, 2009.

SYSCO CORPORATION

By:	/s/ Michael C. Nichols
Michael C. Nichols, Senior Vice President, General Counsel
and Corporate Secretary, and as Agent for Service